Exhibit 4.7
                                                                   -----------

EXECUTION COPY


                               DATED 27TH MAY 2002




                            PREMIER FINANCING LIMITED

                                   AND OTHERS





            MANDATED LEAD ARRANGERS OF THE AMENDMENT AND RESTATEMENT

                                 J.P. MORGAN PLC

                                       AND

                                BARCLAYS CAPITAL





                                      AGENT

                           J.P. MORGAN EUROPE LIMITED



                  ---------------------------------------------

                             SUPPLEMENTAL AGREEMENT
                                  RELATING TO A
                              FACILITIES AGREEMENT
                              DATED 10 AUGUST 1999

                  ---------------------------------------------


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                                TABLE OF CONTENTS

                                                                          PAGE
CLAUSE

1          Interpretation..................................................1

2          Amendments to and waivers of the Principal Agreement............2

3          Representations and Warranties..................................2

4          Undertakings....................................................6

5          Fees, Expenses and Indemnity....................................6

6          Effective Date..................................................8

7          Miscellaneous...................................................8

8          Governing Law and jurisdiction..................................9


SCHEDULES

Schedule 1 The Borrowers

Schedule 2 The Charging Group

Schedule 3 Part A -The Banks

Schedule 3 Part B - Other Finance Parties

Schedule 4 Documents and evidence required as conditions precedent to the effective date

Schedule 5 The Amended and Restated Principal Agreement






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THIS AGREEMENT is dated 27th May 2002 and made BETWEEN:

(1)        PREMIER FINANCING LIMITED as Newco 2 and a Borrower;

(2) THE COMPANIES whose names, registered numbers (if any) and registered offices are set out in part A of Schedule 1 as Working Capital Borrowers and the companies whose names, registered numbers (if any) and registered offices are set out in part B of Schedule 1 as the Ancillary Facilities Borrowers;

(3) THE COMPANIES whose names, registered numbers (if any) and registered offices are set out in Schedule 2 as the members of the Charging Group;

(4) J.P. MORGAN PLC and BARCLAYS CAPITAL (THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC) as Amendment Arrangers;

(5)        THE PERSONS whose names and addresses are set out in part A of
           Schedule 3 as Banks;

(6) THE BANKS AND FINANCIAL INSTITUTIONS whose names and addresses are set out in part B of Schedule 3 as other Finance Parties; and

(7)        J.P. MORGAN EUROPE LIMITED as Agent and Security Agent;

WHEREAS:

(A) This Agreement is supplemental to a facilities agreement dated 10 August 1999, as amended from time to time, made between certain parties hereto whereby the Banks agreed to make available to Newco 2 and the other Borrowers credit facilities upon the terms and subject to the conditions therein contained (the "PRINCIPAL AGREEMENT").

(B) Newco 2 has requested the Finance Parties to amend and restate the Principal Agreement to the extent set out in this Agreement.

NOW IT IS AGREED as follows:

1          INTERPRETATION

1.1        DEFINITIONS IN PRINCIPAL AGREEMENT

           Unless the context otherwise requires and save as mentioned below, words and expressions defined in the Principal Agreement as set out in Schedule 5 to this Agreement shall have the same meanings when used in this Agreement. In this Agreement the expression the "EFFECTIVE DATE" shall have the meaning given to it in clause 6.1.

1.2        INTERPRETATION OF PRINCIPAL AGREEMENT

           References in the Principal Agreement to "THIS AGREEMENT" shall, with effect from the Effective Date and unless the context otherwise requires, be references to the Principal Agreement as amended and restated by this Agreement and words such as "HEREIN", "HEREOF", "HEREUNDER", "HEREAFTER", "HEREBY" and "HERETO", where they appear in the Principal Agreement, shall be construed accordingly.


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1.3        INCORPORATION OF CERTAIN REFERENCES

           Clauses 1.2, 1.3 and 1.4 of the Principal Agreement shall be deemed to be incorporated in this Agreement in full, mutatis mutandis.

2          AMENDMENTS TO AND WAIVERS OF THE PRINCIPAL AGREEMENT

2.1 The Principal Agreement shall be amended, with effect from the Effective Date, to read as set out in Schedule 5 to this Agreement on condition that the UK Second Acquisition Completion Date occurs on the same day, which is on or before 30 June 2002 (or such later date as may be agreed by the Amendment Underwriters).

2.2 With effect from the date of this Agreement, the Finance Parties consent to the winding up on a solvent basis of the following members of the Group:

           (a)        Cadismark Household Products Limited (Company number
                      1413161);

           (b)        Equity Investments Management Limited (Company number
                      2083957);

           (c)        H (Elmswell) Limited (Company number 1936070);

           (d)        Hillsdown Holdings QUEST Limited (Company number 3422198);

           (e)        Kingsdown Leasing Limited (Company number 390451);

           Such consent (i) shall lapse 90 days after the date of this Agreement in respect of any such Company which has not been wound up by that date and (ii) is given on condition that the assets and liabilities of each such company at no time exceeds those shown in the information delivered to the Agent prior to the date of this Agreement in connection with this consent.

3          REPRESENTATIONS AND WARRANTIES

3.1 Each Borrower represents and warrants to each Finance Party that the representations and warranties set out in clause 9.1 of the Principal Agreement as set out in Schedule 5 to this Agreement are true and correct as if made at the date of this Agreement, on the Effective Date, on the UK Second Acquisition Completion Date and on the Irish Second Acquisition Completion Date with reference to the facts and circumstances existing at such dates (as if references to the Principal Agreement were to this Agreement and to the Principal Agreement as amended and restated by this Agreement).

3.2 Newco 2 further represents and warrants to each of the Finance Parties (subject to the qualifications and reservations (other than those relating to factual matters)) set out in the legal opinions delivered pursuant to clause 6.1 in form and substance satisfactory to the Agent (acting reasonably) and matters fairly and specifically disclosed by the Second Reports) that:

3.2.1      Information Package:

           (a) all factual information concerning Hicks Muse, the Acquisition Parties, each member of the Group and their Affiliates and the transactions contemplated by this Agreement (other than information of a general economic nature) ("Information") that has been or will be made available to any of the Finance Parties by any Acquisition


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                      Party or any of their authorised representatives in
                      relation to this Agreement when taken as a whole is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were or are made; and

           (b) all financial projections, financial models and business plans ("PROJECTIONS") which have been or will be prepared by Newco 2 or any of its authorised representatives and have been or will be made available to any Finance Party or prospective Finance Party have been or will be prepared in good faith based upon assumptions which were believe to be reasonable at the time prepared;

           The Obligors acknowledge that in arranging, syndicating and entering into the Finance Documents the Finance Parties may use and rely on the Information and Projections without independent verification thereof;

3.2.2 COPIES OF DOCUMENTS TO BE TRUE AND ACCURATE: the copies of the Second Transaction Documents and the other relevant incorporation and constitutional documents or by-laws of it and all other Obligors delivered to the Agent pursuant to clause 6.1 are true, complete and accurate in all material respects and have not been amended, varied or supplemented in any way and, save as otherwise referred to therein, no other agreements, arrangements or understandings exist between any member of the Group or any member of the HMTF Group and all or any of the parties to those agreements and instruments which would materially affect the transactions or arrangements contemplated by the Second Transaction Documents and/or the forecasts, projections and/or estimates contained or referred to in the Financial Model and the Second Reports;

3.2.3 GROUP AND ACQUISITION PARTIES: (i) as at the UK Second Acquisition Completion Date, the details of the Group set out in Schedules 6 and 7 of the Principal Agreement in the form set out in Schedule 5 to this Agreement are accurate in all material respects and no member of the Group has any ownership interest in any person other than as set out therein, (ii) the Target has no ownership interest in any person other than as set out in such Schedules, (iii) Newco 1 has no ownership interest in any person other than Newco 2, (iv) the UK Second Purchaser is a wholly-owned direct Subsidiary of Newco 2, (v) the Irish Second Purchaser is a wholly-owned direct Subsidiary of the UK Second Purchaser and (vi) UK Topco has no ownership interest in any person other than the Target, its wholly-owned direct Subsidiary;

3.2.4 NO BORROWED MONEY OR ENCUMBRANCES: (i) as at the Effective Date none of the members of the Group will have any liabilities in respect of Borrowed Money other than as permitted under clause 10.6(c) of the Principal Agreement in the form set out in Schedule 5 to this Agreement and (ii) as at the Effective Date no Encumbrances (other than Permitted Encumbrances) will exist over the assets and undertaking of any member of the Group;

3.2.5 CONSENTS ETC. RELATING TO THE FINANCE DOCUMENTS: every consent, authorisation, licence or approval or filing, notarisation or registration required to ensure compliance by Newco 2 with clause 10.2(b) of the Principal Agreement in the form set out in Schedule 5 to this Agreement has been obtained or made and will


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           be in full force and effect and there will have been no default in the observance of the conditions or restrictions (if any) imposed in, or in connection with, any of the same;

3.2.6      COMPLIANCE WITH CONSENTS ETC RELATING TO THE BUSINESS OF THE GROUP:

           (a) the business of the Group has been conducted in all material respects in accordance with all applicable laws and regulations in each of the jurisdictions in which it is carried on and there is no decree or judgment of any Government Entity of any of such jurisdictions outstanding against any member of the Group except to the extent that any non compliance or decree or judgment would not be reasonably likely to have a Material Adverse Effect; and

           (b) as at the UK Second Acquisition Completion Date and the Irish Second Acquisition Completion Date every material consent, authorisation, licence or approval required by the Group to ensure compliance by Newco 2 with clause 10.2(c) of the Principal Agreement in the form set out in
                      Schedule 5 to this Agreement in respect of the business carried on by the Group immediately after the UK Second Acquisition Completion Date or, as applicable, the Irish Second Acquisition Completion Date will have been obtained or made and will be in full force and effect and there will have been no default in the observance of the conditions or restrictions (if any) imposed in, or in connection with, any of the same except to the extent any failure to obtain or make or maintain in full force and effect or default would not be reasonably likely to have a Material Adverse Effect;

3.2.7 NO SHARE OPTIONS ETC: there are no agreements in force or corporate resolutions passed which call for the present or future issue or allotment of, or grant to any person the right (whether conditional or otherwise) to call for the issue or allotment of, any share or loan capital of any member of the Group (including any option or right of pre-emption or conversion) (other than in favour of another member of the Group where such other member of the Group may not transfer or renounce such rights to or in favour of a person who or which is not a member of the Group);

3.2.8 NO TAXES: on the basis that all of the Banks are Qualifying Banks, no Taxes are imposed by withholding or otherwise on any payment to be made by Newco 2 or any other Borrower under this Agreement or the Principal Agreement in the form set out in Schedule 5 to this Agreement or any of the Borrower Security Documents or are imposed on or by virtue of the execution or delivery by any Obligor of this Agreement or any of the Borrower Security Documents or any document or instrument to be executed or delivered under this Agreement or the Principal Agreement or any of the Borrower Security Documents;

3.2.9 LITIGATION/LABOUR DISPUTES: no litigation, alternative dispute resolution, arbitration or administration proceeding is taking place or, to the knowledge of the officers of any Acquisition Party, threatened against any Acquisition Party or any other member of the Group either in connection with, or as a result of, the Second Acquisitions or generally (in the latter case, to an extent the same would be reasonably likely to have a Material Adverse Effect). No labour disputes involving any member of the Group are current or threatened, to the knowledge of the officers of any Acquisition Party or any other member of the Group in each case to the extent that the same would be reasonably likely to have a Material Adverse Effect;


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3.2.10     ENVIRONMENTAL MATTERS:

           (a) Newco 2 is in compliance with its undertaking set out in clause 10.2(j) of the Principal Agreement as set out in
                      Schedule 5 to this Agreement in respect of all members of the Group;

           (b) no member of the Group has received notice of any Environmental Claim and no member of the Group is not in compliance with any Environmental Law or any Environmental Approval to the extent that the same would be reasonably likely to have a Material Adverse Effect; and

           (c) there is no Environmental Claim pending or threatened against any member of the Group which, if adversely determined, would be reasonably likely to have a Material Adverse Effect;

3.2.11 NO DEFAULT: no Default has occurred and is continuing and no member of the Group is in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets to an extent or in a manner which could reasonably be expected to have a Material Adverse Effect; and

3.2.12     INTELLECTUAL PROPERTY RIGHTS:

           (a) each member of the Group owns or has licensed to it on arm's length commercial terms all the Intellectual Property Rights which are required by it in order for it to carry on its business as it is being conducted and as contemplated in the Financial Model and none of the members of the Group have infringed any Intellectual Property Rights of any third party in any material respect to the extent that the same would have or would be reasonably likely to have a Material Adverse Effect;

           (b) each member of the Group has taken all reasonable actions (including payment of fees) required to maintain in full force and effect and to preserve its ability to enforce any registered Intellectual Property Rights owned by or licensed to it except to the extent any failure to take such action would not be reasonably likely to have a Material Adverse Effect. There has been no material infringement or threatened infringement by any person of any Intellectual Property Rights owned by or licensed to any member of the Group to the extent that the same would be reasonably likely to have a Material Adverse Effect;

           (c) no event or circumstance has occurred which has or could give rise to the termination of or materially adversely affect the rights of any member of the Group under or in relation to any agreement or arrangement relating to any Intellectual Property Rights to which any of them is a party including (without limit) any licence to any of them to the extent that the same would be reasonably likely to have a Material Adverse Effect; and

           (d) to the Acquisition Parties' knowledge no disclosure has been or will be made of any trade secret used or required in relation to the business of any member of the Group other than under enforceable confidentiality undertakings and each member of the Group will take all necessary steps (including legal proceedings) to enforce the confidentiality of and prevent any improper use of the same other than where any failure to do so would not be reasonably likely to have a Material Adverse Effect.


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3.3        Newco 2 and the UK Second Purchaser further represent and warrant to each of the Finance Parties that prior to the UK Second Acquisition Completion Date (other than as may result from entry into the Second Transaction Documents and this Agreement) each of the UK Second Purchaser and UK Topco has not undertaken any trading or incurred any material liabilities of any nature whatsoever whether actual or contingent other than liabilities for professional fees and any liability which would arise if it were wound up.

3.4 Newco 2 and the UK Second Purchaser further represent and warrant to each of the Finance Parties that prior to the Irish Second Acquisition Completion Date (other than as may result from entry into the Second Transaction Documents) the Irish Second Purchaser has not undertaken any trading or incurred any material liabilities of any nature whatsoever whether actual or contingent other than liabilities for professional fees and any liability which would arise if it were wound up.

3.5 The representations and warranties in clauses 3.2, 3.3 and 3.4 shall be deemed to be repeated on and as of the Effective Date, the UK Second Acquisition Completion Date and the Irish Second Acquisition Completion Date.

4          UNDERTAKINGS

           Newco 2 undertakes with each of the Finance Parties that:

4.1 it will comply (and will procure that the other members of the Group will comply) in all respects with clauses 4.2(b)(v), 5.l(b)(ii)(E) and 10.7 of the Principal Agreement as set out in Schedule 5 to this Agreement (as the same may be amended or waived from time to time) as if such provisions (and any relevant definitions) were set out in full in this Agreement, mutatis mutandis, and irrespective of whether or not the Effective Date has occurred; and

4.2 it will ensure that aggregate of the total Contributions of the Working Capital Banks in respect of the Working Capital Facility and the total Ancillary Commitments of the Ancillary Facilities Banks at no time exceeds (pound)100,000,000 prior to the Effective Date.

5          FEES, EXPENSES AND INDEMNITY

5.1        FEES

           Newco 2 shall pay for the account of such Finance Parties as are entitled thereto such fees as are set out in the fee letters to Newco 2 dated 3 May 2002 (the "SECOND FEE LETTERS") in the amounts and on the terms and conditions set out in such fee letters.

5.2        EXPENSES

           Subject as otherwise provided in the Second Fee Letters, Newco 2 shall pay to the Agent on demand all expenses (including reasonable legal fees) incurred by the Agent and the Arrangers in connection with the negotiation, preparation and execution of this Agreement and the completion of the Second Acquisitions and the other transactions herein contemplated and in connection with the preparation and distribution of the Information Package and the granting of any waiver or consent under or in connection with this Agreement.


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5.3        INDEMNITY

           Newco 2 agrees to indemnify and hold harmless the Finance Parties and their Affiliates and their respective officers, lawyers, advisers, directors, employees, agents and Holding Companies, and each of their successors, assigns and personal representatives (each an "INDEMNIFIED PERSON"), from and against any and all losses, claims, damages and liabilities (collectively "LOSSES") to which any Indemnified Person may become subject arising out of or in connection with this Agreement, the Principal Agreement, the Facilities, the Second Acquisitions or any other transaction contemplated herein, or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified person is a party thereto, and to reimburse such Indemnified Person upon demand for any reasonable legal or other reasonable expenses incurred in connection with investigating or defending any of the foregoing, except that the foregoing will not apply to any Losses arising from the gross negligence or wilful misconduct of such Indemnified Person or a material breach of this Agreement or the Principal Agreement by such Indemnified Person.

5.4        VALUE ADDED TAX

           All fees and expenses payable pursuant to this clause 5 shall be paid together with an amount equal to any value added tax and similar Taxes chargeable thereon and any payment made in respect of costs or expenses shall include an amount equal to the amount of any irrecoverable value added tax and similar Taxes suffered by the relevant Finance Parties in respect of such fees and expenses.

5.5        STAMP AND OTHER DUTIES

           Newco 2 shall pay all stamp, documentary, registration, notarisation or other similar duties or Taxes (including any duties or Taxes payable by, or assessed on, the Finance Parties) imposed on or in connection with the negotiation, preparation, and execution of any of the Finance Documents and shall indemnify the Finance Parties against any liability arising by reason of any delay or omission by Newco 2 to pay such duties or Taxes.

5.6        REIMBURSEMENT OF BROKEN FUNDING COSTS

           Newco 2 shall on demand made by the Agent reimburse the Amendment Underwriters in respect of all amounts required to be paid by the Amendment Underwriters under paragraphs 6.2.2 and 6.2.3 of a letter from the Amendment Arrangers, the Amendment Underwriters and the Agent to the other Finance Parties dated 13 May 2002. Amounts so paid by Newco 2 in respect of amounts required to be paid by the Amendment Underwriters under paragraph 6.2.2 of such letter shall reduce the relevant amounts of interest, fees or (as applicable) commission payable to the Amendment Underwriters under the Principal Agreement after the Effective Date (being the amounts of interest, fees or commission in respect of which Newco 2 is required to make payments under this clause 5.6) on a pound for pound basis. To the extent that any Contribution of any Bank is transferred to the Amendment Underwriters other than on an Interest Payment Date or Maturity Date relating thereto, the amount of interest payable to the Amendment Underwriters in respect of the balance of the relevant Interest Period or (as applicable) Maturity Period shall be increased or decreased according to whether the cost to the Amendment Underwriters of funding such Contribution for the balance of such period is


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           greater or lesser than the Funding Cost applicable to such
           Contribution on the Quotation Date in respect of such period.

6          EFFECTIVE DATE

6.1        CONDITIONS PRECEDENT DOCUMENTATION

           The amendment and restatement of the Principal Agreement by this Agreement shall take effect on and from the date (the "EFFECTIVE DATE") on which the Agent notifies Newco 2 and the Finance Parties that the Agent has received the documents and evidence specified in
           Schedule 4, in each case, in form and substance satisfactory to it (acting reasonably), or, as the case may be, that the requirement to provide any of such documents or evidence has been waived by the Amendment Underwriters.

6.2        FURTHER CONDITIONS PRECEDENT

           The Agent shall give notice of the occurrence of the Effective Date under clause 6.1 unless:

6.2.1 on the date on which it would otherwise have done so, the Agent has received actual knowledge (i) that any Default has occurred and is continuing unremedied and unwaived or (ii) that any of the representations and warranties in clause 3 are untrue or incorrect as at the date they were made or (iii) that Newco 2 or any other Obligor has committed any breach or omitted to observe any of their respective obligations under this Agreement; or

6.2.2 on the date on which it would otherwise have done so, the Agent has received notice from the Amendment Underwriters that (a) they are of the opinion that since 29 April 2002 there has been a material adverse change in the business, assets, liabilities (actual or contingent), operations, condition or prospects (financial or otherwise) of Newco 2 and its Subsidiaries or (b) Newco 2 or Hicks Muse has breached or not complied with, in any material respect, any term of the commitment letter dated 3 May 2002, (c) any information provided by Hicks Muse, Newco 2, the businesses which are the subject of the Second Acquisitions, the Second Vendors or any of their respective advisers (either orally or in writing) to the Amendment Arrangers, the Amendment Underwriters or their respective advisers is materially inaccurate such that, if such information had been accurate when provided, it could reasonably be expected to have been relevant to the decisions of the Amendment Arrangers and the Amendment Underwriters to arrange or underwrite the Facilities or (d) Hicks Muse, Newco 2, the Second Vendors or any of their respective advisers have failed to disclose any facts or information to the Amendment Arrangers or the Amendment Underwriters which could reasonably be expected to be relevant to their decisions to arrange or underwrite the Facilities: or

6.2.3      such date is after 30 June 2002,

           in any which event the Agent shall only give such notice if expressly instructed in writing by the Amendment Underwriters to do so.

7          MISCELLANEOUS

7.1        CONTINUATION OF PRINCIPAL AGREEMENT


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           Save as amended by this Agreement, the provisions of the Principal
           Agreement shall continue in full force and effect and the Principal Agreement and this Agreement shall be read and construed as one instrument.

7.2        SECURITY DOCUMENTS

           Each member of the Charging Group confirms that its respective obligations under the Security Documents continue in full force and effect (and guarantee and secure (as appropriate) the Facilities as amended and increased by this Agreement) notwithstanding the amendment and restatement of the Principal Agreement pursuant to this Agreement and the other transactions contemplated by this Agreement, other than in the case of the Dutch law Security Documents that are to be confirmed by the Dutch law Security Documents referred to in paragraphs 4.3 and 4.4 of Schedule 4.

7.3        COUNTERPARTS

           This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument.

7.4        THIRD PARTY RIGHTS

           No term of this Agreement (except for clause 5.3) is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement. Clause 5.3 may be enforced by an Indemnified Person subject to the prior written consent of the Finance Party which is an Affiliate of that Indemnified Person or which has (or whose Affiliates have) employed that Indemnified Person or on whose behalf (or on whose Affiliate's behalf) that Indemnified Person has acted (as the case may be). The parties to this Agreement may, however, at any time, by agreement, vary or rescind this Agreement without the consent of any other Indemnified Person.

7.5        FINANCE DOCUMENT

           The parties agree that this Agreement is a Finance Document.

7.6        FINANCE PARTIES' CONSENT

           The Finance Parties confirm their consent to the entry into of the Second Transaction Documents in the agreed form.

7.7        HICKS MUSE

           No past, present or future director, officer, employee, member, shareholder, incorporator, partner or Affiliate of Hicks Muse or any Affiliate thereof (except for Newco 2, the other Acquisition Parties, their respective Subsidiaries and any other person party to a Finance Document) shall have any liability for any obligation of such person under this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation.

8          GOVERNING LAW AND JURISDICTION

8.1        LAW


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           This Agreement shall be governed by English law.

8.2        SUBMISSION TO JURISDICTION

           The parties to this Agreement agree for the benefit of the Finance Parties that:

8.2.1 if any party has any claim against any other arising out of or in connection with this Agreement such claim shall (subject to clause 8.2.3) be referred to the High Court of Justice in England, to the jurisdiction of which each of the parties irrevocably submits;

8.2.2 the jurisdiction of the High Court of Justice in England over any such claim against any Bank Finance Party shall be an exclusive jurisdiction and no courts outside England shall have jurisdiction to hear or determine any such claim;

8.2.3 nothing in this clause 8.2 shall limit the right of any Finance Party to refer any such claim against any Obligor to any other court of competent jurisdiction outside England, to the jurisdiction of which each Obligor hereby irrevocably agrees to submit, nor shall the taking of proceedings by any Finance Party before the courts in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not; and

8.2.4 each Obligor irrevocably waives any objection to proceedings in the courts mentioned in this clause 8.2 and any claim on the grounds of forum non conveniens.

8.3        NEWCO 2 FOR SERVICE OF PROCESS

           Each Obligor not incorporated in England and Wales irrevocably designates, appoints and empowers Newco 2 at Hillsdown House, 32 Hampstead High Street, London NW3 IQD to receive for it and on its behalf service of process issued out of the High Court of Justice in England in relation to any claim arising out of or in connection with this Agreement and Newco 2 irrevocably and unconditionally accepts such appointment and each similar appointment of Newco 2 as an English process agent made by any Obligor under any other Finance Document from time to time.


IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed on the day and year first above written.







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[Execution particulars not restated]

NEWCO 2

SIGNED for and on behalf of               )
PREMIER FINANCING LIMITED                 )      /s/ Premier Financing Limited
by:                                       )

(with authority to the Agent to incorporate into the original document)


THE WORKING CAPITAL BORROWER

SIGNED for and on behalf of               )
PREMIER FINANCING LIMITED                 )      /s/ Premier Financing Limited
by:                                       )

(with authority to the Agent to incorporate into the original document)


THE ANCILLARY FACILITIES BORROWER

SIGNED for and on behalf of               )
PREMIER FINANCING LIMITED                 )      /s/ Premier Financing Limited
by:                                       )

(with authority to the Agent to incorporate into the original document)


THE CHARGING GROUP

SIGNED for and on behalf of               )
BEESON GROUP LIMITED                      )      /s/ Beeson Group Limited
by:                                       )

(with authority to the Agent to incorporate into the original document)

SIGNED for and on behalf of               )
CADISMARK HOUSEHOLD PRODUCTS LIMITED      )      /s/ Cadismark Household
by:                                       )          Products Limited

(with authority to the Agent to incorporate into the original document)

SIGNED for and on behalf of               )
CHIVERS HARTLEY LIMITED                   )      /s/ Chivers Hartley Limited
by:                                       )

(with authority to the Agent to incorporate into the original document)

SIGNED for and on behalf of               )
COUNTRY FARMS LIMITED                     )      /s/ Country Farms Limited
by:                                       )

(with authority to the Agent to incorporate into the original document)


SIGNED for and on behalf of               )
C & TH (CALNE) LIMITED                    )      /s/ C&TH (Calne) Limited
by:                                       )

(with authority to the Agent to incorporate into the original document)


SIGNED for and on behalf of               )
CURF FARMS (CHATTERIS) LIMITED            )      /s/ Curf Farms (Chatteris)
by:                                       )          Limited

(with authority to the Agent to incorporate into the original document)


SIGNED for and on behalf of               )
EQUITY INVESTMENT & MANAGEMENT LIMITED    )      /s/ Equity Investment &
by:                                       )          Management Limited

(with authority to the Agent to incorporate into the original document)


SIGNED for and on behalf of               )
FMC (MEAT) LIMITED                        )      /s/ FMC (Meat) Limited
by:                                       )

(with authority to the Agent to incorporate into the original document)


SIGNED for and on behalf of               )
FORMWOOD GROUP LIMITED                    )      /s/ Formwood Group Limited
by:                                       )

(with authority to the Agent to incorporate into the original document)

SIGNED for and on behalf of               )
FORMWOOD GROUP (UK) LIMITED               )      /s/ Formwood Group (UK) Limited
by:                                       )

(with authority to the Agent to incorporate into the original document)


SIGNED for and on behalf of               )
H (BARNSTAPLE) LIMITED                    )      /s/ H (Barnstaple) Limited
by:                                       )

(with authority to the Agent to incorporate into the original document)


SIGNED for and on behalf of               )
H (ELMSWELL) LIMITED                      )      /s/ H (Elmswell) Limited
by:                                       )

(with authority to the Agent to incorporate into the original document)


SIGNED for and on behalf of               )
HILLSDOWN AMBIENT FOODS GROUP LIMITED     )      /s/ Hillsdown Ambient
by:                                       )          Foods Group Limited

(with authority to the Agent to incorporate into the original document)


SIGNED for and on behalf of               )
HILLSDOWN DISTRIBUTION LIMITED            )      /s/ Hillsdown Distribution
by:                                       )          Limited

(with authority to the Agent to incorporate into the original document)


SIGNED for and on behalf of               )
HILLSDOWN EUROPE LIMITED by:              )      /s/ Hillsdown Europe Limited

(with authority to the Agent to incorporate into the original document)

SIGNED for and on behalf of               )
HILLSDOWN HOLDINGS FRANCE SAS             )      /s/ Hillsdown Holdings France
by:                                       )          SAS

(with authority to the Agent to incorporate into the original document)


SIGNED for and on behalf of               )
HILLSDOWN HOLDINGS QUEST LIMITED          )      /s/ Hillsdown Holdings Quest
by:                                       )          Limited

(with authority to the Agent to incorporate into the original document)


SIGNED for and on behalf of               )
HILLSDOWN HOLLAND B.V.                    )      /s/ Hillsdown Holland B.V.
by:                                       )

(with authority to the Agent to incorporate into the original document)


SIGNED for and on behalf of               )
HILLSDOWN INTERNATIONAL LIMITED           )      /s/ Hillsdown International
by:                                       )          Limited

(with authority to the Agent to incorporate into the original document)


SIGNED for and on behalf of               )
HILLSDOWN INVESTMENTS LIMITED             )      /s/ Hillsdown Investments
by:                                       )          Limited

(with authority to the Agent to incorporate into the original document)


SIGNED for and on behalf of               )
HILLSDOWN PRODUCE LIMITED                 )      /s/ Hillsdown Produce Limited
by:                                       )

(with authority to the Agent to incorporate into the original document)

SIGNED for and on behalf of               )
HILLSDOWN UK LIMITED                      )      /s/ Hillsdown UK Limited
by:                                       )

(with authority to the Agent to incorporate into the original document)


SIGNED for and on behalf of               )
H.I.T. INVESTMENTS LIMITED                )      /s/ H.I.T. Investments Limited
by:                                       )

(with authority to the Agent to incorporate into the original document)


SIGNED for and on behalf of               )
H L FOODS LIMITED                         )      /s/ H L Foods Limited
by:                                       )

(with authority to the Agent to incorporate into the original document)


SIGNED for and on behalf of               )
H.M. TRUX LIMITED                         )      /s/ H.M. Trux Limited
by:                                       )

(with authority to the Agent to incorporate into the original document)


SIGNED for and on behalf of               )
HOBSON LIMITED                            )      /s/ Hobson Limited
by:

(with authority to the Agent to incorporate into the original document)


SIGNED for and on behalf of               )
JONKER FRIS B.V.                          )      /s/ Jonker Fris B.V.
by:                                       )

(with authority to the Agent to incorporate into the original document)


SIGNED for and on behalf of               )
KINGSDOWN LEASING LIMITED                 )      /s/ Kingsdown Leasing Limited
by:                                       )

(with authority to the Agent to incorporate into the original document)


SIGNED for and on behalf of               )
LAMBERDE PROPERTIES LIMITED               )      /s/ Lamberde Properties Limited
by:                                       )

(with authority to the Agent to incorporate into the original document)


SIGNED for and on behalf of               )
MATERNE BOIN S.A.                         )      /s/ Materne Boin S.A.
by:                                       )

(with authority to the Agent to incorporate into the original document)


SIGNED for and on behalf of               )
MBM MOSSPAK LIMITED                       )      /s/ MBM Mosspak Limited
by:                                       )

(with authority to the Agent to incorporate into the original document)


SIGNED for and on behalf of               )
MBM PRODUCE LIMITED                       )      /s/ MBM Produce Limited
by:                                       )

(with authority to the Agent to incorporate into the original document)


SIGNED for and on behalf of               )
MELROSES LIMITED                          )      /s/ Melroses Limited
by:                                       )

(with authority to the Agent to incorporate into the original document)


SIGNED for and on behalf of               )
NORTHWEST PRIME INVESTMENTS LIMITED       )      /s/ Northwest Prime
by:                                       )          Investments Limited

(with authority to the Agent to incorporate into the original document)

SIGNED for and on behalf of               )
PREMIER BRANDS FRANCE S.A.                )      /s/ Premier Brands France S.A.
by:                                       )

(with authority to the Agent to incorporate into the original document)


SIGNED for and on behalf of               )
PREMIER BRANDS LIMITED                    )      /s/ Premier Brands Limited
by:                                       )

(with authority to the Agent to incorporate into the original document)


SIGNED for and on behalf of               )
PREMIER FINANCING LIMITED                 )      /s/ Premier Financing Limited
by:                                       )

(with authority to the Agent to incorporate into the original document)


SIGNED for and on behalf of               )
PREMIER INTERNATIONAL FOODS UK LIMITED    )      /s/ Premier International
by:                                       )          Foods UK Limited

(with authority to the Agent to incorporate into the original document)


SIGNED for and on behalf of               )
R FINANCIAL SERVICES LIMITED              )      /s/ R Financial Services
by:                                       )          Limited

(with authority to the Agent to incorporate into the original document)


SIGNED for and on behalf of               )
RIDGWAYS LIMITED                          )      /s/ Ridgways Limited
by:                                       )

(with authority to the Agent to incorporate into the original document)


SIGNED for and on behalf of               )
ROBERT WILSON & SONS (EST. 1849) LIMITED  )      /s/ Robert Wilson & Sons
by:                                       )          (Est. 1849) Limited

(with authority to the Agent to incorporate into the original document)


SIGNED for and on behalf of               )
ROWE MANCHETT & TILL LIMITED              )      /s/ Rowe Manchett & Till
by:                                       )          Limited

(with authority to the Agent to incorporate into the original document)


SIGNED for and on behalf of               )
RUGBY SECURITIES LIMITED                  )      /s/ Rugby Securities Limited
by:                                       )

(with authority to the Agent to incorporate into the original document)


THE AMENDMENT ARRANGERS

SIGNED for and on behalf of               )
J.P. MORGAN PLC                           )      /s/ J.P. Morgan Plc
by:                                       )


SIGNED for and on behalf of               )
BARCLAYS CAPITAL                          )      /s/ Barclays Capital
(THE INVESTMENT BANKING DIVISION          )
OF BARCLAYS BANK PLC)                     )
by:                                       )


THE AGENT

SIGNED for and on behalf of               )
J.P. MORGAN EUROPE LIMITED                )      /s/ J.P. Morgan Europe Limited
by:                                       )


and authorised on behalf of:

ABBEY NATIONAL TREASURY SERVICES
BANCO ESPIRITO SANTO S.A.
BANK OF IRELAND INTERNATIONAL FINANCE LIMITED
THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND
BAYERISCHE HYPO-UND VEREINSBANK AG
BNP PARIBAS
CITIBANK N.A.
DEUTSCHE BANK AG
DUCHESS I CDO S.A.
DUKE STREET CAPITAL DEBT MANAGEMENT LIMITED

GMAC COMMERCIAL CREDIT LIMITED
HARBOURMASTER LOAN CORPORATION B.V.
INTERCONTINENTAL CDO S.A.
INTESA BCI SPA
KBC BANK N.V.
LEVERAGED FINANCE EUROPE CAPITAL I BV
LLOYDS TSB BANK PLC
METROPOLITAN LIFE INSURANCE COMPANY
MORGAN STANLEY
NATWEST GLOBAL FINANCIAL MARKETS
SAN PAOLO BANK SPA
SCOTIABANK EUROPE PLC
SINGER AND FRIEDLANDER LIMITED
SUMITOMO TRUST AND BANKING CO. LTD
THE MITSUBISHI TRUST AND BANKING CORP.
THE UNITED BANK OF KUWAIT LTD

CERTAIN OTHER FINANCE PARTIES

SIGNED for and on behalf of               )
J.P. MORGAN PLC                           )      /s/ J.P. Morgan PLC
by:                                       )


SIGNED for and on behalf of               )
JP MORGAN CHASE BANK                      )      /s/ JP Morgan Chase Bank
by:                                       )


SIGNED for and on behalf of               )
BARCLAYS BANK PLC                         )      /s/ Barclays Bank PLC
by:                                       )


THE SECURITY AGENT

SIGNED for and on behalf of               )
J.P. MORGAN EUROPE LIMITED                )      /s/ J.P. Morgan Europe Limited
by:                                       )